UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2010

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
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(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY	04-1961130
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(a Massachusetts corporation)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events

On September 28, 2010, the Massachusetts Energy Facilities Siting Board ("EFSB") issued a Final Decision approving Western Massachusetts Electric Company’s (“WMECO”) petition to construct the 23-mile Massachusetts portion of the Greater Springfield Reliability Project (“GSRP”) along WMECO’s preferred route and pursuant to the project design virtually as proposed by WMECO in its petition.  The Decision is subject to a twenty-day appeals period. GSRP, which involves the construction of 115 kV and 345 kV lines from Ludlow, Massachusetts to Bloomfield, Connecticut, is the largest and most complicated project within Northeast Utilities’ New England East-West Solution (“NEEWS”) project and will be built by WMECO and its affiliate, The Connecticut Light and Power Company (“CL&P”), both of which are subsidiaries of Northeast Utilities (“NU”). On March 16, 2010, the Connecticut Siting Council had approved the 12-mile section of GSRP that CL&P plans to build in Connecticut. NU currently estimates the cost of GSRP to be $714 million but the total cost is currently being evaluated in light of the Decision.  WMECO now expects to begin initial construction in the fourth quarter of 2010, with the majority of the construction, including overhead construction, to begin in 2011.  WMECO and CL&P expect to place the project in service in 2013.

For further information, see NU’s Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the period ended June 30, 2010, under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Business Development and Capital Expenditures.”

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants) By: NORTHEAST UTILITIES SERVICE COMPANY, as agent for the above Registrants
By: /S/ JAMES A. MUNTZ Name: James A. Muntz Title: President - Transmission

Date:  September 29, 2010